                        SELLER CARRYBACK PROMISSORY NOTE

 $200,000.00                                                 August -30 , 2001

     This  PROMISSORY  NOTE (this  "Note") is  executed by DOUGLAS A. LARSON and
KATHLEEN R. LARSON  ("Maker") whose address is P.O. Box 234,  Eldorado  Springs,
Colorado  80025  in  favor  of  ELDORADO  ARTESIAN  SPRINGS,  INC.,  a  Colorado corporation ("Holder") whose address is P.O. Box 445, Eldorado Springs, Colorado
80025.

     1. Promise to Pay. For value received,  Maker hereby promises to pay to the
order  of  Holder  the  principal  sum  of  Two  Hundred   Thousand  and  No/100
($200,000.00) (the "Principal Sum"),  together with interest thereon at the rate as  hereinafter  specified,  all in lawful money of the United States of America which constitutes legal tender for payment of debts,  public and private, at the time of payment.

     2.  Interest.  Interest shall accrue on the unpaid balance of the Principal
Sum from the date hereof,  until paid The Principal Sum at the rate of seven and
50/100 percent (7.5%) per annum, which annual interest accrual shall be deferred and paid annually (the "Interest Accrual").

     3. Maturity Date. If not sooner paid, the entire unpaid  principal  balance of this Note,  together with all accrued and unpaid interest  thereon,  shall be due and  payable  in full on the date that is sixty  (60)  months  from the date hereof.

     4. Time and Place of  Payment.  Maker  shall pay the  Interest  Accrual  to
Holder in five (5) annual payments on the anniversary  date hereof  beginning on the date that is the first  anniversary  of the date  hereof,  at the address of
Holder set forth above or at such other address as may be  designated  from time to time by Holder by written notice to Maker,  in accordance  with the following provisions. In the event Maker is paid a bonus by Holder during the term of this
Note,  such bonus amount,  if any,  shall first be credited  toward the Interest
Accrual due during the year of such bonus.  If the bonus amount is  insufficient to cover the entire  amount of the Interest  Accrual (the  "Shortfall  Amount"), such Shortfall Amount, if any, shall at Maker's option be (a) paid to Holder; or
(b) added to the Principal Sum and such unpaid  Interest  Accrual and the unpaid
Principal Sum shall  constitute  the unpaid  balance of the Principal Sum, which shall accrue interest at the rate specified above.

     5.  Prepayment  Privilege.  Maker  shall  have the  right,  at any time and without premium or fee, to prepay this Note in whole or in part.

     6. Related Documents.  "Related  Documents" shall mean the (a) that certain
Deed of Trust securing this Note ("Deed of Trust") of even date herewith,  which encumbers  certain property in Boulder County,  Colorado  ("Property");  (b) all
other  documents   executed  or  delivered  by  Maker  in  connection  with  the
indebtedness   evidenced  by  this  Note;  and  (c)  any  and  all   amendments,
modifications,  extensions or renewals of any of the foregoing  documents  which heretofore have been and hereafter may be executed from time to time.

     7.  Application  of  Payments.  In the  case of an  Event  of  Default,  as hereinafter  defined, all payments hereunder shall be applied first to costs and expenses  of  collection,  if any;  second  to the  repayment  of sums,  if any, advanced by Holder under the provisions of the Related Documents, including sums
advanced  for  the  payment  of  taxes,   assessments,   insurance  premiums  or
maintenance with respect to any of the property encumbered by the Deed of Trust, together with interest on the sums advanced at the Default Rate, as  hereinafter defined,  such interest to accrue from the date of any advance until the advance is repaid; third, to late charges on defaulted payments as hereinafter provided;
fourth,  to the payment of accrued and unpaid  interest on the principal of this
Note,  including  interest accrued at the Default Rate as hereinafter  provided;
and fifth, to the reduction of principal of this Note. So long as any default or
Event of Default  exists,  payments  may be applied in such manner as Holder may elect in Holder's sole discretion.

     8. Default Interest Rate and Late Charge on Defaulted Payments.  Subject to
Paragraph  4 above,  any payment not made within five (5) days after the same is due  hereunder,  and  including  sums,  if any,  advanced  by  Holder  under the provisions of the Deed of Trust,  and including the entire balance of principal, interest,  and other  sums due upon the  maturity  hereof,  by  acceleration  or otherwise,  shall bear interest at eighteen percent (18%) ("Default Rate"), such interest to accrue from the date due until paid in full,  and Holder  shall have and may exercise any or all of the rights and remedies  provided herein,  in the
Deed of Trust and under applicable law or in equity. In addition,  a late charge of four cents per dollar  shall be due and payable on all sums not paid when due but not on any sums due by reason of acceleration.

     9.  Default.  Time is of the  essence of each and every  provision  of this
Note.  Each of the following  shall  constitute an "Event of Default" under this
Note:

     (a) Subject to  Paragraph 4 above,  the failure of Maker to pay in full any amount due hereunder or under the Related  Documents within five (5) days notice from  Holder  that  the  same is due,  as  provided  herein,  or in the  Related
Documents or upon maturity of this Note;

     (b) The failure of Maker to perform, satisfy and observe in full, when due, any of the obligations,  covenants, conditions and restrictions under this Note, or under the Related  Documents,  not involving  the payment of money,  and such failure shall  continue for 30 days after written notice from Holder to Maker of such failure,  or if said failure cannot  reasonably be cured within said 30-day period,  if Maker shall not in good faith  commence to cure such failure  within said 30-day period or shall not diligently proceed therewith to completion.

     10. Right to  Accelerate  on Event of Default.  Upon the  occurrence of any
Event of Default hereunder,  the entire balance of principal,  accrued interest, any other  sums  owing  hereunder  or under the Deed of Trust,  at the option of
Holder, become at once due and payable without prior notice or demand.

     11.  Non-Recourse.  In the event of a default in the payment of any sum due hereunder,  the sole  remedy of Holder  shall be to (a)  collect on the  Pledged
Collateral pursuant to that certain Pledge Agreement dated August -30 , 2001, by and between Holder and Maker and/or (b) foreclose on the property secured by the
Deed of Trust and Maker shall have no personal liability for payment of any sums due hereunder.

     12. Waivers of Demand,  etc. Maker and all parties now or hereafter  liable for the payment hereof,  primarily or secondarily,  directly or indirectly,  and whether as endorser,  guarantor,  surety,  or  otherwise,  (a)  severally  waive demand,  presentment,  notice of dishonor or  nonpayment,  protest and notice of protest, and diligence in collecting,  (b) consent to substitution,  release, or impairment of  collateral,  the taking of additional  collateral,  extensions of time for  payment,  renewals  of this  Note and  acceptance  of late or  partial payments, whether before, at, or after maturity, all or any of which may be made without notice to any of said parties and without  affecting  their liability to
Holder, (c) agree that Holder's acceptance of one or more partial payments after acceleration  of the maturity of this Note will not  constitute a waiver of such acceleration,  regardless of any contrary notice or statement of condition which may  accompany  any such  partial  payment,  and (d) waive any right to  require
Holder  to  proceed  against  any  security  for  this  Note  before  proceeding hereunder.

     13. Costs of Collection.  Maker and all parties now or hereafter liable for the payment  hereof agree to pay all costs and  expenses,  including  reasonable attorneys'  fees,  incurred in  collecting  this Note or any part  thereof or in preserving,  securing  possession  of, and realizing  upon any security for this
Note whether or not legal proceedings are commenced.

     14. No Usury  Payable.  The  provisions of this Note and of all  agreements between Maker and Holder are hereby expressly  limited so that in no contingency or event  whatsoever  shall the amount paid, or agreed to be paid, to Holder for the use,  forbearance,  or retention of the Loan Amount  ("Interest") exceed the maximum  amount  permissible  under  applicable  law. If, from any  circumstance whatsoever,  the  performance or  fulfillment of any provision  hereof or of any other  agreement  between Maker and Holder  shall,  at the time  performance  or fulfillment  of such  provision  shall be due,  exceed  the limit  for  Interest prescribed by law, then, ipso facto, the obligation to be performed or fulfilled shall be reduced to such limit, and if, from any circumstance whatsoever, Holder should ever receive as Interest an amount which would exceed the highest  lawful rate,  the amount,  which would be excessive  Interest,  shall be applied to the reduction of the principal  balance owing hereunder (or, at Holder's option,  be paid over to Maker) and not to the payment of Interest.

     15.  Severability of Provisions.  If any provision  hereof or of any of the
Related  Documents  shall,  for any  reason  and to any  extent,  be  invalid or unenforceable,  then the remainder of the  instrument in which such provision is contained,  the  application  of the  provision  to other  persons,  entities or circumstances, and any other instrument referred to herein shall not be affected thereby but instead shall be enforceable to the maximum extent permitted by law.

     16.  Successors  to Maker or Holder.  The term "Maker" as used herein shall include  the  original  maker of this Note and any  party  who may  subsequently become primarily liable for the payment hereof. The term "Holder" as used herein shall mean the original payee of this Note or, if this Note is transferred,  the then holder of this Note,  provided that, until written notice is given to Maker designating  another  party as Holder,  Maker may  consider the Holder to be the original  payee or the party last  designated  as Holder in a written  notice to
Maker.

     17. Notices.  All notices,  consents or other instruments or communications provided for under this Note shall be in writing, signed by the party giving the same, and shall be deemed  properly  given and received when actually  delivered and received or three  business  days after  mailed,  if sent by  registered  or certified mail, postage prepaid, to the address set forth in the first paragraph of this Note,  or to such  other  address  as a party may  designate  by written notice to the other party.

     18. Captions for  Convenience.  The captions to the Sections hereof are for convenience  only and shall not be considered  in  interpreting  the  provisions hereof.

     19.  Governing  Law.  Regardless of the place of its  execution,  this Note shall be  construed  and  enforced in  accordance  with the laws of the State of
Colorado.

                                     MAKER

                                     /s/Douglas A. Larson
                                     DOUGLAS A. LARSON

                                     /s/Kathleen Larson
                                     KATHLEEN LARSON